Exhibit 99.1

XO Group Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

(In thousands, except per share data)

On December 30, 2014, XO Group Inc. (the “Company”) completed the disposition of its Ijie operations in China and Hong Kong (the “Ijie Operations”) to PUM Development Co, Ltd. and Novel Horizon Ventures Limited (collectively, the “Counterparties”), pursuant to arrangements among the Company, the Counterparties and TK Investment Company Limited (“TK Investment”). The disposition consisted of the acquisition by the Counterparties of 95% of the issued share capital of TK Investment, which holds the Ijie Operations, for consideration consisting primarily of the assumption of ongoing operating responsibility of the Ijie Operations, plus a nominal cash payment of $1.00. The Company will retain 5% of the issued share capital of TK Investment.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements were derived from the Company’s historical Consolidated Financial Statements and reflect the Company’s historical Consolidated Statements of Operations recast as if the sale of the Ijie Operations occurred on January 1, 2013 (the first day of fiscal 2013) and the Company’s historical Consolidated Balance Sheet recast as if the sale of the Ijie Operations occurred on September 30, 2014. These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read together with the Company’s historical Consolidated Financial Statements and accompanying Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Statements. Management believes the assumptions used and pro forma adjustments derived from such assumptions are reasonable under the circumstances and are based upon currently available information.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the Company’s actual results of operations or financial position would have been had the disposition of the Ijie Operations occurred on the dates previously described. All nonrecurring charges or credits and related tax effects which result directly from the transaction have not been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations. Additionally, these statements are not necessarily indicative of future operating results or financial condition of the Company as of any future date or for any future period.

XO GROUP INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2014

(Amounts in Thousands )

	As Reported	Pro Forma Adjustments		As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$85,683	$(2,427	)(a)	$83,256
Accounts receivable, net of allowances	15,778	(177)		15,601
Inventories	1,620	-		1,620
Deferred production and marketing costs	586	-		586
Deferred tax assets, current portion	3,037	-		3,037
Prepaid expenses and other current assets	6,143	(168)		5,975
Total current assets	112,847	(2,772)		110,075
Long-term restricted cash and investments	3,124	-		3,124
Property and equipment, net	15,967	(60)		15,907
Intangible assets, net	3,200	(7)		3,193
Goodwill	42,436	-		42,436
Deferred tax assets	16,638	-		16,638
Investments	5,490	-		5,490
Other assets	296	(24)		272
Total assets	199,998	(2,863)		197,135
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	11,268	86	(b)	11,354
Deferred revenue	16,353	(173)		16,180
Total current liabilities	27,621	(87)		27,534
Deferred tax liabilities	3,607	-		3,607
Deferred rent	5,338	-		5,338
Other liabilities	1,931	-		1,931
Total liabilities	38,497	(87)		38,410
Commitments and contingencies
Stockholders' equity:
Preferred stock	-	-		-
Common stock	269	-		269
Additional paid-in-capital	171,186	-		171,186
Accumulated other comprehensive loss	(248)	248		-
Accumulated deficit	(9,706)	(3,024	)(c)	(12,730)
Total stockholders' equity	161,501	(2,776)		158,725
Total liabilities and stockholders' equity	$199,998	$(2,863)		$197,135

(a) Represents total cash and cash equivalents that would have been part of the net assets acquired by the Counterparties as part of the Ijie Operations as of September 30, 2014, as well as estimated costs directly attributable to the sale of $0.3 million. Cash and cash equivalents as of November 30, 2014 was $1.1 million.

(b) Includes $1.1 million of accounts payable and accrued expenses assumed by the counterparties, offset by $0.2 million that XO Group Inc. is required to pay the counterparties for cash collected from national advertising customers, and a $1.0 million contingent tax liability.

(c) The estimated loss from the disposition of the Ijie Operations was calculated as follows:

Cash Proceeds	$-
Less: Carrying value of net assets Ijie Operations	(1,526)
Estimated costs directly attributable to the sale	(250)
Tax contingency	(1,000)
Realization of cumulative translation adjustment	(248)
Estimated loss on sale	$(3,024)

XO GROUP INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(Amounts in Thousands, Except for Per Share Data)

Net revenue:	As Reported	Proforma Adjustments		As Adjusted
Online sponsorship and advertising	$65,522	$(604)		$64,918
Registry services	7,954	-		7,954
Merchandise	13,159	-		13,159
Publishing and other	19,973	(66)		19,907
Total net revenue	106,608	(670)		105,938
Cost of revenue:
Online sponsorship and advertising	1,337	(170)		1,167
Merchandise	8,106	-		8,106
Publishing and other	5,920	(59)		5,861
Total cost of revenue	15,363	(229)		15,134
Gross profit	91,245	(441)		90,804
Operating expenses:
Product and content development	26,274	(851)		25,423
Sales and marketing	32,606	(1,162)		31,444
General and administrative	18,778	(943	)(a)	17,835
Depreciation and amortization	5,393	(43)		5,350
Total operating expenses	83,051	(2,999)		80,052
Income (loss) from operations	8,194	2,558		10,752
Loss in equity interests	(243)	-		(243)
Interest and other income, net	55	(33)		22
Income from continuing operations before income taxes	8,006	2,525		10,531
Provision for income taxes	3,551	951	(b)	4,502
Net income from continuing operations	$4,455	$1,574		$6,029

Net income per share:
Basic	$0.18			$0.24
Diluted	$0.17			$0.24

Weighted average number of shares used in calculating net earnings per share
Basic	25,159			25,159
Diluted	25,547			25,547

(a) Includes a $0.6 million favorable adjustment for foreign value-added tax, interest and penalties and excludes $0.6 million of Ijie related costs that we expect to continue to incur following the sale of the Ijie Operations.

(b) Reflects the effective tax rate of the As Adjusted Statement of Operations, which were adjusted for discrete tax items related to the Ijie Operations.

XO GROUP INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Amounts in Thousands, Except for Per Share Data)

Net revenue:	As Reported	Proforma Adjustments		As Adjusted
Online sponsorship and advertising	$81,661	$(821)		$80,840
Registry services	7,926	-		7,926
Merchandise	18,406	-		18,406
Publishing and other	25,821	(267)		25,554
Total net revenue	133,814	(1,088)		132,726
Cost of revenue:
Online sponsorship and advertising	1,927	(144)		1,783
Merchandise	11,296	-		11,296
Publishing and other	9,178	(250)		8,928
Total cost of revenue	22,401	(394)		22,007
Gross profit	111,413	(694)		110,719
Operating expenses:
Product and content development	29,877	(853)		29,024
Sales and marketing	39,718	(1,776)		37,942
General and administrative	23,073	(2,043	)(a)	21,030
Long-lived asset impairment charges	1,430	-		1,430
Depreciation and amortization	4,808	(126)		4,682
Total operating expenses	98,906	(4,798)		94,108
Income (loss) from operations	12,507	4,104		16,611
Loss in equity interests	(2,016)	-		(2,016)
Interest and other income, net	144	(12)		132
Income from continuing operations before income taxes	10,635	4,092		14,727
Provision for income taxes	4,841	1,632	(b)	6,473
Net income from continuing operations	$5,794	$2,460		$8,254

Net income per share:
Basic	$0.24			$0.34
Diluted	$0.23			$0.32

Weighted average number of shares used in calculating net earnings per share
Basic	24,620			24,620
Diluted	25,596			25,596

(a) Includes a $0.6 million unfavorable adjustment for foreign value-added tax, interest and penalties and excludes $0.7 million of Ijie related costs that we expect to continue to incur following the sale of the Ijie Operations.

(b) Reflects the effective tax rate of the As Adjusted Statement of Operations, which were adjusted for discrete tax items related to the Ijie Operations.